UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 31, 2015

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2015, Patrick Industries, Inc. (the “Company” or “Patrick”) entered into a first amendment to its current five-year $250 million senior secured credit facility, that was amended and restated on April 28, 2015 (the “2015 Credit Facility”), with Wells Fargo Bank, National Association as the administrative agent and a lender (“Wells Fargo”), and Fifth-Third Bank, Key Bank National Association, Bank of America, N.A., and Lake City Bank, as participants. The first amendment expands the 2015 Credit Facility to $300 million and replenishes the capacity under the credit agreement to continue to make permitted acquisitions.

On September 1, 2015, the Company used borrowings of $85.0 million under the expanded 2015 Credit Facility to fund the acquisition of North American Forest Products, Inc. and its wholly owned subsidiary, North American Moulding, LLC (collectively, “North American”) as referenced under Item 2.01.

The foregoing description of the first amendment to the 2015 Credit Facility is qualified in its entirety by reference to the actual agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference into this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2015, the Company completed the acquisition of the business and certain assets of Edwardsburg, Michigan-based North American, a manufacturer and distributor, primarily for the recreational vehicle (“RV”) industry, of profile wraps, custom mouldings, laminated panels and moulding products which together represent one of the Company’s existing core product lines, and a manufacturer and supplier of raw and processed softwood products primarily used in the RV and manufactured housing industries.

The purchase price for North American, net of operating liabilities assumed, was approximately $85.0 million. The acquisition was funded through borrowings under the amended 2015 Credit Facility, as referenced under Item 1.01, and included the acquisition of accounts receivable, inventory, prepaid expenses, and machinery and equipment. A copy of the Asset Purchase Agreement dated as of September 1, 2015, between Patrick Industries, Inc., North American Forest Products, Inc., North American Moulding, LLC, and its members (the “Asset Purchase Agreement”) is attached hereto as Exhibit 2.1 and incorporated herein by reference. Pursuant to Item 601(b) of Regulation S-K, Exhibits and Schedules have been omitted from Exhibit 2.1. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Securities and Exchange Commission upon request.

The description of the Asset Purchase Agreement and the acquisition included in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Exhibit 2.1. The Asset Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Asset Purchase Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the 2015 Credit Facility is incorporated herein by reference into this Section 2.03 of this Report.

Item 7.01	Regulation FD Disclosure.

On September 1, 2015, the Company issued a press release (the “Press Release”) related to the information set forth under Items 1.01 and 2.01 of this Report.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Financial Statements required by this Item in connection with the acquisition of North American will be filed by amendment within the required time period.

(b)	Pro Forma Financial Information. Pro forma financial information required by this Item in connection with the acquisition of North American will be filed by amendment within the required time period.

(d)	Exhibits

Exhibit 2.1 - Asset Purchase Agreement, dated as of September 1, 2015, between Patrick Industries, Inc., North American Forest Products, Inc., North American Moulding, LLC, and its Members.*

Exhibit 10.1 – First Amendment, dated August 31, 2015, to the Amended and Restated Credit Agreement, dated as of April 28, 2015, among Patrick Industries, Inc., the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Exhibit 99.1 - Press Release issued September 1, 2015.

*Pursuant to Item 601(b) of Regulation S-K, Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: September 4, 2015	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer

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